As filed with the Securities and Exchange Commission on July 2,2003 Reg. No. 333-80575

                SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, D.C. 20549

                             FORM S-8
                   REGISTRATION STATEMENT UNDER
                    THE SECURITIES ACT OF 1933

                 Research Frontiers Incorporated
      (Exact name of registrant as specified in its charter)

                            Delaware
                   (State or other jurisdiction
                  incorporation or organization)

                            11-2103466
                        (I.R.S. Employer
                       Identification No.)

        240 Crossways Park Drive, Woodbury, New York    11797
        (Address of Principal Executive Offices)      (Zip Code)


                      1998 Stock Option Plan
                     (Full title of the Plan)

                    Robert L. Saxe, Chairman
                 Research Frontiers Incorporated
                     240 Crossways Park Drive
                    Woodbury, New York 11797
             (Name and address of agent for service)

                          (516) 364-1902
  (Telephone number, including area code, of agent for service)

                         With a copy to:

                         Joseph M. Harary
                  President and General Counsel
                 Research Frontiers Incorporated
                     240 Crossways Park Drive
                     Woodbury, New York 11797

                 CALCULATION OF REGISTRATION FEE

=============================================================================
 Title of                       Proposed           Proposed           Amount of
 securities       Amount to     maximum offering   maximum aggregate  Registra-
 to be registered be registered price per share(1) offering price (1) tion fee Common Stock
$.0001 par value     600,000      $13.47             $8,082,000        $654.64
===============================================================================
(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933 based upon the average of (1) the actual exercise price of the Company's Common Stock for options which have already been granted pursuant to the Plan registered hereunder which have not previously been registered, and (2) the high and low trading prices of the Company's Common Stock as reported on the Nasdaq Stock
Market on June 30, 2003 for options which are available for issuance pursuant to the Plan registered hereunder which have not previously been registered.

                        Page 1 of 3 Pages

                             PART II
        INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Registration of Additional Securities

     At the Company's Annual Meeting of Stockholders held on June 12, 2003, the stockholders of the Company approved an amendment to the Company's 1998 Stock Option Plan which increased the number of shares of Common Stock issuable thereunder by 600,000 shares. The contents of the Registration Statement on Form S-8 (Reg. No. 333-80575) which was filed by Research Frontiers Incorporated with the Securities and Exchange Commission on June 10, 1999 and June 14, 2001 are incorporated herein by reference to register the herein described options.

Item 5.Interests of Named Experts and Counsel.

     The legality of the securities offered hereby has been passed upon by Joseph M. Harary, Esq., the Company's President and General Counsel.
Mr. Harary owns 112,574 shares of the Company's Common Stock and holds options issued pursuant to the Company's 1992 and 1998 Stock Option Plans to purchase 520,200 shares of the Company's Common Stock.

Item 8.Exhibits.

4    Amendment to 1998 Stock Option Plan.

5    Opinion of counsel re: legality

23.1 Independent Auditors' Consent

23.2  Consent of counsel (included in Exhibit 5.1 above)

                            SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Woodbury, State of New York on this 30th day of June, 2003.


                                         RESEARCH FRONTIERS INCORPORATED
                                         (Registrant)


                                         By:/s/ Robert L. Saxe
                                         Robert L. Saxe, Chairman
                                         (Principal Executive Officer)

                                         By:/s/ Joseph M. Harary
                                         Joseph M. Harary, President, Treasurer
                                         (Principal Financial and
                                         Accounting Officer)

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


       Signature           Title                             Date


 /s/ Robert L. Saxe       Chairman of the Board              June 30, 2003
     Robert L. Saxe       and Director
 (Principal Executive, Financial and Accounting Officer)


/s/ Robert M. Budin       Director                           June 30, 2003
    Robert M. Budin


/s/ Joseph M. Harary      Director, President and Treasuer   June 30, 2003
    Joseph M. Harary
(Principal Financial and Accounting Officer)


/s/ Victor F. Keen        Director                           June 30, 2003
    Victor F. Keen

/s/ Albert P. Malvino     Director                           June 30, 2003
    Albert P. Malvino